UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 27, 2020

1895 BANCORP OF WISCONSIN, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	001-38778	83-3078306
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

7001 West Edgerton Avenue, Greenfield, Wisconsin		53220
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (414) 421-8200

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BCOW	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2020, the stockholders of 1895 Bancorp of Wisconsin, Inc. (the “Company”) approved the 1895 Bancorp of Wisconsin, Inc. 2020 Equity Incentive Plan (the “Equity Plan”).  A description of the material terms of the Equity Plan is contained in the Company’s definitive proxy statement for the Special Meeting of Stockholders of the Company held on March 27, 2020, which was filed with the Securities and Exchange Commission on February 21, 2020. A copy of the Equity Plan is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07   Submission of Matters to a Vote of Security Holders

On March 27, 2020, the Company held a Special Meeting of Stockholders. The results of the votes cast on the proposal presented at the Special Meeting are set forth below.

1.	The approval of the 1895 Bancorp of Wisconsin, Inc. 2020 Equity Incentive Plan.

For	Against	Abstain
3,681,969	229,348	15,485

Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information.	Not Applicable.
(c)	Shell Company Transactions.	Not Applicable.
(d)	Exhibits
10.1
1895 Bancorp of Wisconsin, Inc. 2020 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Special Meeting of Stockholders filed with the Securities and Exchange Commission on February 21, 2020 (File No. 001-38778))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

1895 BANCORP OF WISCONSIN, INC.

DATE: March 30, 2020	By:	/s/ Richard B. Hurd
Richard B. Hurd
President and Chief Executive Officer